Exhibit 3.20

Document must be filed electronically.

Paper documents will not be accepted.

Document processing fee Fees & forms/cover sheets are subject to change.

To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

Colorado Secretary of State
Date and Time: 12/01/2010 05:43 PM
ID Number: 20101653547

$50.00	Document number: 20101653547
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization

filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.)

1.	The domestic entity name of the limited liability company is

MC Holding Company LLC	.

(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2.	The principal office address of the limited liability company’s initial principal office is

Street address	1225 17th Street
(Street number and name)
Suite 3200
Denver	CO	80202
(City)	(State)	(ZIP/Postal Code)
United States
(Province — if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City)	(State)	(ZIP/Postal Code)

.
(Province — if applicable)	(Country)

3.	The registered agent name and registered agent address of the limited liability company’s initial registered agent are

Name
(if an individual)
(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)	The Corporation Company
(Caution: Do not provide both an individual and an entity name.)

Street address	1675 Broadway
(Street number and name)
Suite 1200

Denver	CO	80202
(City)	(State)	(ZIP Code)

Rev. 02/28/2008

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO	.
(City)	(State)	(ZIP Code)

(The following statement is adopted by marking the box.)
☒ The person appointed as registered agent has consented to being so appointed.

4.	The true name and mailing address of the person forming the limited liability company are

Name
(if an individual)
(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)	Molson Coors Brewing Company
(Caution: Do not provide both an individual and an entity name.)

Mailing address	1225 17th Street
(Street number and name or Post Office Box information)
Suite 3200
Denver	CO	80202
(City)	(State)	(ZIP/Postal Code)
United States	.
(Province — if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment.

5.	The management of the limited liability company is vested in
(Mark the applicable box.)
☐ one or more managers.
OR
☒ the members.

6.	(The following statement is adopted by marking the box.)
☒ There is at least one member of the limited liability company.

7.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ This document contains additional information as provided by law.

8.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are	.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9. The true name and mailing address of the individual causing the document to be delivered for filing are

Beck	Meg
(Last)	(First)	(Middle)	(Suffix)
c/o Molson Coors Brewing Company
(Street number and name or Post Office Box information)
1225 17th St, #3200
Denver	CO	80202
(City)	(State)	(ZIP/Postal Code)
United States	.
(Province — if applicable)	(Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Document must be filed electronically.

Paper documents will not be accepted.

Document processing fee Fees & forms/cover sheets are subject to change.

To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.

Colorado Secretary of State
Date and Time: 04/22/2011 09:35 AM
ID Number: 20101653547

$50.00	Document number: 20111240931
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:		20101653547

1.	Entity name:	MC Holding Company LLC
(If changing the name of the limited liability company, indicate name BEFORE the name change)

2.	New Entity name:
(if applicable)

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)
OR

If the limited liability company’s period of duration as amended is perpetual, mark this box: ☒

6.	(Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

Rev. 5/01/2010

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7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Beck	Meg
(Last)	(First)	(Middle)	(Suffix)
c/o Molson Coors Brewing Company
(Street name and number or Post Office Box information)
1225 17th St., Ste 3200
Denver	CO	80202
(City)	(State)	(Postal/Zip Code)
United States
(Province — if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

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MC HOLDING COMPANY LLC

ARTICLES OF AMENDMENT

The Articles of Organization of MC Holding Company LLC, a limited liability company formed under the laws of the State of Colorado on December 8, 2010, are hereby amended as follows:

ARTICLE 5 is amended to read as follows:

5.                                      The management of the limited liability company is vested in one or more managers.